Exhibit 10.1

INSIDER SUPPORT AGREEMENT

This INSIDER SUPPORT AGREEMENT (this “Agreement”) is entered into as of January 3, 2024, by and among New Era Helium Corp., a Nevada corporation (the “Company”), Roth CH Acquisition V Co., a Delaware corporation (“Roth CH”), and each of the stockholders of Roth CH whose name appears on the signature pages to this Agreement (each, a “Holder” and, collectively, the “Holders,” and the Holders, together with the Company and Roth CH, the “Parties”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

WHEREAS, as of the date hereof, each Holder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) and has the sole power to dispose of (or sole power to cause the disposition of) and the sole power to vote (or sole power to direct the voting of), as applicable, the number of shares of Roth CH Common Stock (collectively, the “Roth CH Shares”), set forth opposite such Holder’s name on Exhibit A attached hereto (such Roth CH Shares, together with any other Roth CH Shares acquired by such Holder or with respect to which such Holder otherwise becomes entitled to exercise voting power during the Restricted Period (as defined below) including any shares of Roth CH Common Stock issued upon the exercise of any warrants of Roth CH, the “Covered Shares”);

WHEREAS, Roth CH, the Company and the other Parties named therein propose to enter into, simultaneously herewith the execution of this Agreement, that certain Business Combination Agreement and Plan of Reorganization, dated as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, inter alia, a direct, wholly owned subsidiary of Roth CH will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Roth CH (the “Merger”), on the terms and subject to the conditions set forth therein (the Merger, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”); and

WHEREAS, capitalized terms not defined herein shall have the meanings ascribed to them in the Business Combination Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, contained herein, and intending to be legally bound hereby, the Company, Roth CH and each Holder (severally and not jointly) hereby agree as follows:

1. Voting Agreement; Proxy.

1.1 Voting Agreement. Each Holder hereby unconditionally and irrevocably agrees that, during the period from the date hereof through the date on which this Agreement terminates in accordance with Section 5 (such period, the “Restricted Period”), at any duly called meeting of the stockholders of Roth CH (or any adjournment or postponement thereof) (a “Stockholder Meeting”), and in any action by written consent of the stockholders of Roth CH requested by Roth CH’s Board of Directors or undertaken as contemplated by the Transactions, such Holder shall, if a Stockholder Meeting is held, appear at such Stockholder Meeting, in person or by proxy, or otherwise cause all of its Covered Shares to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented) (which shall include, for the avoidance of doubt, any consent in writing (to the extent applicable)), in person or by proxy (if a Stockholder Meeting) or by written consent (if an action by written consent), all of its Covered Shares (i) in favor of the adoption of the Business Combination Agreement and approval of the Merger and the other Transactions, (ii) in favor of the approval of the Amended and Restated Certificate of Incorporation of Roth CH, (iii) in favor of the approval of the adoption of an equity incentive compensation plan, (iv) in favor of the election of the directors to Roth CH’s Board of Directors as contemplated by Section 7.16 of the Business Combination Agreement, (v) in favor of the approval of the issuance of the Per Share Merger Consideration and any shares issued pursuant to Transaction Financing Agreements for Nasdaq purposes, (vi) in favor of any other proposals the parties to the Business Combination Agreement agree are necessary or desirable to consummate the Transactions, (vii) in favor of any proposal to adjourn or postpone the applicable Stockholder Meeting to a later date if (and only if) there are not sufficient votes for approval of the Business Combination Agreement and other voting matters on the dates on which such Stockholder Meeting is held, and (viii) against the following actions or proposals: (A) any Alternative Transaction in respect of Roth CH or any proposal in opposition to approval of the Business Combination Agreement or in competition with or inconsistent with the

Business Combination Agreement, (B) any action or proposal that would result in a breach of any representation, warranty, covenant, obligation or agreement of Roth CH contained in the Business Combination Agreement, and (C) (1) any liquidation or dissolution or other change in Roth CH’s corporate structure, (2) any action, proposal, transaction or agreement that would result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of such Holder under this Agreement, or (3) any other action or proposal involving Roth CH or any of its Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions. The obligations of each Holder specified in this Section 1.1 shall apply whether or not the Merger, any of the Transactions or any action described above is recommended by Roth CH’s Board of Directors. If any Holder is the beneficial owner, but not the registered holder, of the Covered Shares, such Holder agrees to take all actions necessary or requested by the Company to cause the registered holder and any nominees to vote all of the Covered Shares in accordance with the terms of this Agreement.

1.2 Irrevocable Proxy. Each Holder hereby revokes any and all other proxies, consents or powers of attorney in respect of any Covered Shares and agrees that, during the Restricted Period, such Holder hereby irrevocably appoints the Company or any individual designated by the Company as such Holder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstitution), for and in the name, place and stead of such Holder, to vote (or cause to be voted) such Holder’s Covered Shares, in the manner set forth in Section 1.1, at any Stockholder Meeting, however called, or in connection with any written consent of the stockholders of Roth CH. The power of attorney granted by each Holder hereunder is a durable power of attorney coupled with an interest and shall survive the death, incapacity, illness, bankruptcy, dissolution or other inability to act of each such Holder. With respect to Covered Shares as to which any Holder is the beneficial owner but not the holder of record, such Holder shall cause any holder of record of such Covered Shares to grant to the Company or any individual designated by the Company a proxy to the same effect as that described in this Section 1.2. The exercise of the foregoing proxy shall not relieve any Holder from any liability hereunder for failing to comply with the terms of this Agreement. Each Holder hereby affirms that the proxy set forth in this Section 1.2 is irrevocable, is coupled with an interest sufficient in law to support an irrevocable proxy, and is granted in consideration of the Company entering into the Business Combination Agreement; provided, that, for the avoidance of doubt, the proxy set forth in this Section 1.2 shall terminate automatically upon termination of this Agreement in accordance with Section 5. The vote of the proxyholder in accordance with this Section 1.2 shall control in any conflict between the vote by the proxyholder of any Holder’s Covered Shares in accordance with this Section 1.2 and a vote by the applicable Holder of such Holder’s Covered Shares.

2. No Redemption. Each Holder hereby unconditionally and irrevocably agrees that such Holder shall not, and shall cause its Affiliates not to, elect to redeem or tender or submit for redemption such Holder’s Covered Shares pursuant to or in connection with any redemption of the shares of Roth CH or otherwise in connection with the Transactions.

3. Representations, Warranties and Agreements.

3.1 Holder’s Representations, Warranties and Agreements. Each Holder, severally and not jointly, hereby represents and warrants to the Company and Roth CH and acknowledges and agrees with the Company and Roth CH as follows:

3.1.1 If such Holder is not an individual, such Holder has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Agreement. If such Holder is an individual, such Holder has the authority to enter into, deliver and perform its obligations under this Agreement.

3.1.2 If such Holder is not an individual, this Agreement has been duly authorized, validly executed and delivered by such Holder. If such Holder is an individual, the signature on this Agreement is genuine, and such Holder has legal competence and capacity to execute the same. This Agreement is enforceable against such Holder in accordance with its terms, except as may be limited or otherwise affected by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (b) principles of equity, whether considered at law or equity.

3.1.3 The execution, delivery and performance by such Holder of this Agreement and the consummation of the transactions contemplated herein do not and will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon such Holder’s Covered Shares or any other property or assets of such Holder or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Holder or any of its Subsidiaries is a party or by which such Holder or any of its Subsidiaries is bound or to which such Holder’s Covered Shares or any other property or assets of such Holder or any of its Subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the legal authority of such Holder to enter into and timely perform its obligations under this Agreement (a “Holder Material Adverse Effect”), (b) if such Holder is not an individual, result in any violation of the provisions of the organizational documents of such Holder or any of its Subsidiaries or (c) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Holder that would reasonably be expected to have a Holder Material Adverse Effect.

3.1.4 Exhibit A hereto sets forth the number of Covered Shares over which such Holder has beneficial ownership as of the date hereof. As of the date hereof, such Holder is the legal and beneficial owner of the Covered Shares denoted as being owned by such Holder on Exhibit A hereto and has the sole power to vote (or sole power to direct the voting of) such Covered Shares. Such Holder has good and valid title to the Covered Shares denoted as being owned by such Holder on Exhibit A hereto, free and clear of any and all Liens other than those created or permitted by this Agreement, the agreements set forth on Exhibit B hereto (the “Affiliate Agreements”) and those imposed by applicable law, including federal and state securities laws, and are not subject to any preemptive or similar rights. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Holder pursuant to arrangements made by such Holder. Except for the Covered Shares denoted on Exhibit A hereto, as of the date of this Agreement, such Holder is not a beneficial owner or record holder of any (a) equity securities of Roth CH, (b) securities of Roth CH having the right to vote on any matters on which the holders of equity securities of Roth CH may vote or which are convertible into or exchangeable for, at any time, equity securities of Roth CH, or (c) options or other rights to acquire from Roth CH any equity securities or securities convertible into or exchangeable for equity securities of Roth CH except as contemplated by Business Combination Agreement or the Transaction Documents.

3.1.5 Such Holder acknowledges and represents that such Holder has received such information as such Holder deems necessary in order to make an investment decision with respect to the Covered Shares and to enter into this Agreement, including with respect to Roth CH, the Company and the Transactions. Without limiting the generality of the foregoing, such Holder has not relied on any statements or other information provided by Roth CH or the Company in making its decision to enter into, deliver and perform its obligations under this Agreement. Such Holder further acknowledges that there have been no representations, warranties, covenants or agreements made to such Holder by the Company, Roth CH or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Agreement. Such Holder acknowledges that the agreements contained herein with respect to the Covered Shares held by such Holder are irrevocable.

3.1.6 Such Holder understands and acknowledges that the Company and Roth CH are entering into the Business Combination Agreement in reliance upon the execution and delivery of this Agreement by such Holder and in reliance on the acknowledgments, understandings, agreements, representations and warranties of such Holder contained in this Agreement.

3.1.7 Other than the Affiliate Agreements, such Holder (a) has not entered into any voting agreement or voting trust with respect to Holder’s Covered Shares inconsistent with such Holder’s obligations pursuant to this Agreement, (b) has not granted a proxy, a consent or power of attorney with respect to such Holder’s Covered Shares and (c) has not entered into any agreement or taken any action that would make any representation or warranty of such Holder contained herein untrue or incorrect in any material respect or have the effect of preventing such Holder from performing any of its obligations under this Agreement.

3.1.8 There is no proceeding pending against such Holder or, to the knowledge of such Holder, threatened against such Holder that challenges the beneficial or record ownership of such Holder’s Covered Shares, the validity of this Agreement or the performance by such Holder of its obligations under this Agreement.

3.2 Representations, Warranties and Agreements of the Company and Roth CH. Each of the Company and Roth CH, severally and not jointly, hereby represents and warrants to each Holder and acknowledges and agrees with each Holder as follows:

3.2.1 Each of the Company and Roth CH, as applicable, is duly organized and validly existing under the laws of its jurisdiction of formation, with limited liability company power and authority to enter into, deliver and perform its obligations under this Agreement.

3.2.2 This Agreement has been duly authorized, executed and delivered by the Company and Roth CH, as applicable, and is enforceable against the Company and Roth CH, as applicable, in accordance with its terms, except as may be limited or otherwise affected by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (b) principles of equity, whether considered at law or equity.

3.2.3 The execution, delivery and performance of this Agreement (including compliance by the Company and Roth CH, as applicable, with all of the provisions hereof) and the consummation of the transactions contemplated herein will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the terms of any material contract, or other agreements or instrument to which the Company or Roth CH, as applicable, is a party or by which the Company or Roth CH, as applicable, or any of its respective assets may be bound, (b) result in any violation of the provisions of the organizational documents of the Company or Roth CH, as applicable, or (c) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or Roth CH, as applicable, or any of its respective properties, as applicable, that would reasonably be expected to impair the Company’s or Roth CH’s, as applicable, ability to perform its obligations under this Agreement in any material respect.

4. Additional Covenants.

4.1 Each Holder agrees that, during the Restricted Period, except as contemplated by the Business Combination Agreement and the Transactions, it shall not, and shall cause its Affiliates not to, without the Company’s prior written consent (which consent may be given or withheld by the Company in its sole discretion): (a) offer for sale, sell (including short sales), transfer, tender, pledge, convert, encumber, assign or otherwise dispose of (including by gift, merger, tendering into any tender offer or exchange offer or otherwise) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Covered Shares or any interest in the Covered Shares; (b) grant any proxies or powers of attorney with respect to any or all of the Covered Shares (except in connection with voting by proxy at a Stockholder Meeting as contemplated by Section 1); or (c) permit to exist any Lien with respect to any or all of the Covered Shares other than those created by this Agreement and the Affiliate Agreements. Notwithstanding the foregoing, this Section 4.1 shall also not prohibit a Transfer of Covered Shares by any Holder to an Affiliate of such Holder; provided, that such Transfer shall be permitted only if, prior to or in connection with such Transfer, the transferee agrees in writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of the applicable Holder hereunder and to be bound by the terms of this Agreement; and provided, further, that any such Transfer shall not excuse any Holder’s obligations under this Agreement. Any Transfer in violation of this Section 4.1 shall be null and void ab initio.

4.2 In the event of a share dividend or distribution, or any change in the Covered Shares by reason of any share dividend or distribution, sub-division, recapitalization, combination, conversion, exchange of shares or the like, the term “Covered Shares” shall be deemed to refer to and include the Covered Shares as well as all such share dividends and distributions and any securities into which or for which any or all of the Covered Shares may be changed or exchanged or which are received in such transaction. Each Holder agrees, while this Agreement is in effect, to notify the Company promptly in writing (including by e-mail) of the number of any additional Covered Shares acquired by such Holder, if any, after the date hereof.

4.3 Standstill Obligations. Each Holder covenants and agrees that, during the Restricted Period:

4.3.1 Such Holder shall not take, nor shall any of its Affiliates or representatives take any action intended to solicit, initiate or encourage, or any action to continue or engage in discussions or negotiations with, any Person (other than the Company and/or any of its Affiliates or representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, an Alternative Transaction in respect of Roth CH other than with the Company and its Affiliates and representatives. If such Holder or any of its Affiliates or representatives receives any inquiry or proposal regarding an Alternative Transaction in respect of Roth CH, then such Holder shall promptly notify such Person indicating only that it is subject to an exclusivity agreement that prohibits it from considering such inquiry or proposal and, in such event, such Holder shall also promptly notify the Company of such facts and circumstances. Such Holder shall, and shall cause its Affiliates and representatives to, immediately cease any and all existing discussions or negotiations with any Person (other than the Company and/or any of its Affiliates or representatives) conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, an Alternative Transaction in respect of Roth CH.

4.3.2 Such Holder shall not, nor shall such Holder act in concert with any Person to make, or in any manner participate in a “solicitation” of “proxies” or consents (as such terms are used in the proxy solicitation rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any Covered Shares in connection with any vote or other action with respect to the voting matters, other than to recommend that shareholders of Roth CH vote in favor of approval of the Business Combination Agreement and other voting matters (and otherwise as expressly provided by Section 1).

4.4 Stop Transfers. Each Holder agrees with, and covenants to, the Company that such Holder shall not request that Roth CH register the Transfer (book-entry or otherwise) of any Covered Shares during the term of this Agreement without the prior written consent of the Company, in its sole discretion, other than pursuant to a Transfer permitted by Section 4.1. Each Holder hereby authorizes and instructs Roth CH to instruct Roth CH’s transfer agent to enter a stop transfer order with respect to all of the Covered Shares subject to the provisions of this Agreement; provided, that any such stop transfer order will immediately be withdrawn and terminated by Roth CH following termination of this Agreement in accordance with Section 5.

4.5 No Inconsistent Agreements. Each Holder hereby covenants and agrees that, except for this Agreement and the Affiliate Agreements, such Holder shall not, at any time while this Agreement remains in effect, (a) enter into any voting agreement or voting trust with respect to such Holder’s Covered Shares inconsistent with such Holder’s obligations pursuant to this Agreement, (b) subject to Section 1.2, grant a proxy, a consent or power of attorney with respect to such Holder’s Covered Shares (except in connection with voting by proxy at a Stockholder Meeting as contemplated by Section 1 or as would not be inconsistent with such Holder’s obligations pursuant to this Agreement) or (c) enter into any agreement or taken any action that would make any representation or warranty of such Holder contained herein untrue or incorrect in any material respect or have the effect of preventing such Holder from performing any of its obligations under this Agreement.

4.6 Non-Circumvention. Each Party agrees that it shall not, and shall cause its Affiliates not to, indirectly accomplish that which it is not permitted to accomplish directly under this Agreement pursuant to provisions of this Agreement that have not been terminated pursuant to Section 5.

5. Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the Parties shall terminate without any further liability on the part of any Party in respect thereof, upon the earlier to occur of (a) the consummation of the Closing, (b) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms and (c) upon the mutual written agreement of each of the Parties to terminate this Agreement; provided, that nothing herein will relieve any Party from liability for any willful breach hereof prior to the time of termination, and each Party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Notwithstanding anything to the contrary herein, the provisions of this Section 5 and Sections 6 and 8 shall survive the termination of this Agreement.

6. No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision of the Business Combination Agreement or any Transaction Document, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equityholders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or Affiliates of any Party, or any former, current or future direct or indirect stockholder, equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any Party against the other Parties, in no event shall any Party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

7. Roth CH Actions. Notwithstanding anything in this Agreement to the contrary: (a) no Holder shall be responsible hereunder for the actions or omissions of Roth CH, its Board of Directors or any committee thereof, any Subsidiary of Roth CH, any Board of Directors of any Subsidiary of Roth CH or committee thereof, or any officers, directors, employees or professional advisors of any of the foregoing (collectively, the “Roth CH Related Parties”), (b) no Holder makes any representation or warranties with respect to the actions of any of Roth CH Related Parties, and (c) no Holder makes any agreement or understanding in this Agreement in any Holder’s capacity as a director or officer of Roth CH or any Subsidiary of Roth CH, and nothing in this Agreement (i) will limit or affect any actions or omissions taken by any Holder in such Holder’s capacity as such a director or officer and no such actions or omissions shall be deemed a breach of this agreement, and (ii) will be construed to prohibit, limit, or restrict any Holder from exercising such Holder’s fiduciary duties as an officer or director to Roth CH or a Subsidiary of Roth CH, in such capacity.

8. Miscellaneous.

8.1 Additional Agreements.

8.1.1 The Parties shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

8.1.2 Each Holder acknowledges that the Company, Roth CH and others will rely on the acknowledgements, understandings, agreements, representations and warranties contained in this Agreement.

8.1.3 Each of the Holders, the Company and Roth CH is entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to any interested Party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

8.1.4 Each Holder shall pay all of its own expenses in connection with this Agreement and the transactions contemplated herein.

8.1.5 Each Holder shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement at the times and on the terms and conditions described herein.

8.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (c) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) If to the Company:

New Era Helium Corp.
4501 Santa Rosa Drive,
Midland, TX 79707
Attention: E. Will Gray II
Email: will@newerahelium.com

with a copy to: (which shall not constitute notice)

Sichenzia Ross Ference Carmel LLP
1185 Avenue of the Americas, 31st Floor,
New York, NY 10036
Attention: Ross D. Carmel
Email: rcarmel@srfc.law

(i) If to Roth CH:

Roth CH Acquisition V Co.

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

Attention: Byron Roth

E-mail: broth@roth.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue, 19th Floor

New York, NY 10154

Attention: Mitchell S. Nussbaum, Esq.

E-mail: mnussbaum@loeb.com

(iii) If to any Holder, to such address or addresses set forth on Exhibit A attached hereto.

8.3 Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter(s) entered into relating to the subject matter hereof.

8.4 Modifications and Amendments. This Agreement may not be amended, modified, supplemented or waived (a) except by an instrument in writing, signed by the Party against whom enforcement of such amendment, modification, supplement or waiver is sought and (b) without the prior written consent of the Company and Roth CH; provided that any provision of this Agreement may be waived, in whole or in part, by a Party on such Party’s own behalf without the prior consent of any other Party.

8.5 Assignment. Except for Transfers permitted by Section 4.1, neither this Agreement nor any rights, interests or obligations that may accrue to the parties hereunder may be Transferred without the prior written consent of each of the other Parties.

8.6 Benefit.

8.6.1 Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the Parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Agreement shall not confer rights or remedies upon any person other than the Parties and their respective successors and assigns.

8.6.2 Each Holder acknowledges and agrees that (a) this Agreement is being entered into in order to induce each of the Company and Roth CH to execute and deliver the Business Combination Agreement and without the representations, warranties, covenants and agreements of such Holder contained herein, each of the Company and Roth CH would not enter into the Business Combination Agreement, (b) each representation, warranty, covenant and agreement of such Holder contained herein is being made for the benefit of the Company and Roth CH, and (c) each of the Company and Roth CH may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the covenants and agreements of such Holder under this Agreement.

8.7 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

8.8 Consent to Jurisdiction; Waiver of Jury Trial. The Parties hereby agree and consent to be subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such court declines jurisdiction, first to any federal court, or second, to any state court, each located in Wilmington, Delaware, to the exclusion of other courts, and hereby waive the right to assert the lack of personal or subject matter jurisdiction or improper venue in connection with any such suit, action or other proceeding. In furtherance of the foregoing, each of the Parties (a) waives the defense of inconvenient forum, (b) agrees not to commence any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby other than in any such court, and (c) agrees that a final judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any other manner provided by law. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any action brought pursuant to this Section 8.8. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Without limiting the foregoing, each Party hereby agrees that service of process upon such Party in any action or proceeding contemplated by this Section 8.8 shall be effective if notice is given in accordance with Section 8.2.

8.9 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

8.10 No Waiver of Rights, Powers and Remedies. No failure or delay by a Party in exercising any right, power or remedy under this Agreement, and no course of dealing between the Parties, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a Party, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such Party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a Party shall not constitute a waiver of the right of such Party to pursue other available remedies. No notice to or demand on a Party not expressly required under this Agreement shall entitle the Party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

8.11 Remedies.

8.11.1 The Parties agree that the Company and Roth CH would suffer irreparable damage if this Agreement was not performed or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the Company and Roth CH shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including each Holder’s obligations to vote its Covered Shares as provided in this Agreement, without proof of actual damages or the inadequacy of monetary damages as a remedy, in an appropriate court of competent jurisdiction as set forth in Section 8.8, this being in addition to any other remedy to which any Party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the Company or Roth CH to cause any Holder to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Agreement. The Parties further agree (a) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (b) not to assert that a remedy of specific enforcement pursuant to this Section 8.11 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (c) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. In connection with any action for which the Company or Roth CH is being granted an award of money damages, each Holder agrees that such damages shall include, without limitation, damages related to the cash consideration that is or was to be paid to the Company or its equityholders under the Business Combination Agreement and such damages are not limited to an award of out-of-pocket fees and expenses related to the Business Combination Agreement.

8.11.2 The Parties acknowledge and agree that this Section 8.11 is an integral part of the transactions contemplated hereby and without that right, the Parties would not have entered into this Agreement.

8.11.3 In any dispute arising out of or related to this Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing Party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing Party in connection with the dispute and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a Party to be the prevailing Party under circumstances where the prevailing Party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing Party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing Party in connection with the adjudication and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

8.12 Non-Survival of Representations and Warranties. None of the representations and warranties made by the Parties in this Agreement shall survive the Closing.

8.13 No Broker or Finder. Each Holder represents and warrants to the Company that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on either the Company or Roth CH. Each Holder agrees to indemnify and save each of the Company and Roth CH harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such Holder and to bear the cost of legal expenses incurred in defending against any such claim.

8.14 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

8.15 Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Parties, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

8.16 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached will not detract from or mitigate the fact that such Party is in breach of the first representation, warranty, or covenant.

8.17 Mutual Drafting. This Agreement is the joint product of the Parties and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the Parties and shall not be construed for or against any Party.

8.18 Consent to Disclosure. Each Holder hereby consents to the publication and disclosure in the proxy statement (and, as and to the extent otherwise required by the federal securities laws or the SEC or any other securities authorities, any other documents or communications provided or filed by Roth CH or the Company to or with any governmental authority or to securityholders of Roth CH) of such Holder’s identity and beneficial ownership of Covered Shares and the nature of such Holder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Roth CH or the Company, a copy of this Agreement. Each Holder will promptly provide any information reasonably requested by Roth CH or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

8.19 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company or Roth CH any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares.

8.20 Certificates. Promptly following the date of this Agreement, each Holder shall advise Roth CH’s transfer agent in writing that such Holder’s Covered Shares are subject to the restrictions set forth herein and, in connection therewith, provide Roth CH’s transfer agent in writing with such information as is reasonable to ensure compliance with such restrictions.

8.21 No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among any of the Holders and any of the Company or Roth CH, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among any of the Parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have each caused this Agreement to be duly executed as of the date first written above.

THE COMPANY:

NEW ERA HELIUM CORP.

By:	/s/ E. Will Gray II
Name:	E. Will Gray II
Title:	Chief Executive Officer

ROTH CH:

ROTH CH ACQUISITION V CO.

By:	/s/ John Lipman
Name:	John Lipman
Title:	Co-Chief Executive Officer

THE HOLDERS:

CR FINANCIAL HOLDINGS, INC.

By:	/s/ Gordon Roth
Name:	Gordon Roth
Title:	Secretary

CHLM SPONSOR-5 LLC

By:	/s/ Steve Dyer
Name:	Steve Dyer
Title:	Chief Executive Officer

/s/ Byron Roth
BYRON ROTH

/s/ Gordon Roth
GORDON ROTH

AARON GUREWITZ, AS TRUSTEE OF THE AMG TRUST ESTABLISHED JANUARY 23, 2007

By:	/s/ Aaron Gurewitz
Name:	Aaron Gurewitz
Title:	Trustee

/s/ Andrew Costs
ANDREW COSTA

/s/ Matthew Day
MATTHEW DAY

/s/ Theodore Roth
THEODORE ROTH

/s/ John Lipman
JOHN LIPMAN

/s/ Nazan Akdeniz
NAZAN AKDENIZ

/s/ Louis J. Ellis III
LOUIS J. ELLIS III

/s/ Adam Rothstein
ADAM ROTHSTEIN

/s/ Sam Chawla
SAM CHAWLA

/s/ Pamela Ellison
PAMELA ELLISON